UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 - Other Events
Item 8.01 Other Events - 6 to 1 Reverse Stock Split

On February 14, 2008, and again on March 7, 2008, the Board of Directors of Naturade, Inc. (the “Company”) voted to authorize a reverse stock split of the Company’s Common Stock on a 6 to 1 basis, e.g. 600 shares will become 100 shares. All equity ownership of any fractional share will be rounded up to ownership of a full share (i.e. 100.4 shares after the reverse split would be issued to the shareholder as 101 shares). The Company has authorized the issuance of up to 10,000 additional shares to cover this contingency. The effective date for purposes of determining the shares to be included in the reverse split is March 14, 2008. The 117,264 shares of Company Non-Voting Common Stock will not be subject to the reverse stock split.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Company on March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)
Date: March 17, 2008
	By:	/s/ Adam Michelin
Adam Michelin,
Chief Executive Officer